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                                                                   Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the accompanying Form 10-K (the "Report") of Gardner Denver, Inc (the "Company") for the period ended December 31, 2002, I, Ross J. Centanni, Chairman, President & Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                             By: /s/ Ross J. Centanni
                                                 --------------------
                                             Ross J. Centanni
                                             Title: Chairman, President & CEO
                                             Gardner Denver, Inc.
March 26, 2003